As filed with the Securities and
Exchange Commission on July 31, 1998                 Registration No. 333-____
______________________________________________________________________________

                SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549
                      ______________________

                             FORM S-8
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933
                      _______________________

                 BINDLEY WESTERN INDUSTRIES, INC.
      (Exact name of registrant as specified in its charter)

                 INDIANA                           84-0601662
      (State or other jurisdiction
(I.R.S. Employer
               of incorporation or organization)
Identification No.)

 10333 NORTH MERIDIAN STREET, SUITE 300
           INDIANAPOLIS, INDIANA                      46290
(Address of Principal Executive Offices)
(Zip Code)


                   BINDLEY WESTERN INDUSTRIES, INC.
                 1993 STOCK OPTION AND INCENTIVE PLAN
                                     (Full title of the plan)

                       MICHAEL D. MCCORMICK
  10333 NORTH MERIDIAN STREET, SUITE 300, INDIANAPOLIS, INDIANA 46290
                              (Name and address of agent for service)

                          (317) 298-9900
                   (Telephone   number,  including  area  code,  of  agent  for
service)

                             COPY TO:
                        JAMES A. ASCHLEMAN
                            BAKER & DANIELS
                 300 NORTH MERIDIAN STREET, SUITE 2700
                      INDIANAPOLIS, INDIANA 46204
                            (317) 237-0300

                    CALCULATION OF REGISTRATION FEE

 TITLE OF SECURITIES    AMOUNT TO BE      PROPOSED MAXIMUM      PROPOSED MAXIMUM         AMOUNT OF
    TO REGISTERED      REGISTERED (1)    OFFERING PRICE PER    AGGREGATE OFFERING    REGISTRATION FEE
                                              SHARE (2)             PRICE (2)
Common Stock,             1,000,000         $30.1563 (3)         $30,156,300 (3)       $8,896.11 (3)
$0.01 par value


(1) Pursuant to Rule 416(c) under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also registers additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions. In addition, pursuant to Rule 457(h)(2) under the Securities Act, no separate fee is required to register such additional shares of Common Stock.

(2) It is impracticable to state the maximum offering price. Shares offered pursuant to incentive stock options granted under the Plan are to be offered at not less than the market value on the date the options are granted, and shares offered pursuant to nonqualified stock options granted under the Plan may be offered at any price.

(3) Estimated solely for purposes of calculating the registration fee and computed in accordance with Rule 457(c) and (h) under the Securities Act using the average of the high and low sale prices of the Common Stock as reported by the NYSE on July 28, 1998, which was $30.1563 per share.

The Registrant's Registration Statements on Form S-8 (Registration Nos. 33-64828, 33-58947 and 333-04517) are incorporated herein by reference.

                            SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on July 30, 1998.

                                BINDLEY WESTERN INDUSTRIES, INC.


[CAPTION]
                                By:                   /S/ WILLIAM E. BINDLEY
                                    William E. Bindley
                                    Chairman, President and
                                    Chief Executive Officer


                             POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of William E. Bindley, Michael D. McCormick and Thomas J. Salentine, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the Registrant deems appropriate, and appoints each of William E. Bindley, Michael D. McCormick and Thomas J. Salentine, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

SIGNATURE                            TITLE                           DATE
            /S/ WILLIAM E. BINDLEY   Chairman, President, Chief      July 30, 1998
  William E. Bindley                 Executive Officer and Director
                                     (Principal Executive Officer)
           /S/ WILLIAM F. BINDLEY, II  Director                      July 30, 1998
  William F. Bindley, II
   /S/ KEITH W. BURKS                Executive Vice President        July 30, 1998
  Keith W. Burks                     and Director
   /S/ SETH B. HARRIS                Director                        July 30, 1998
  Seth B. Harris
  /S/ ROBERT L. KOCH, II             Director                        July 30, 1998
  Robert L. Koch, II
  /S/ MICHAEL D. MCCORMICK           Executive Vice President,       July 30, 1998
  Michael D. McCormick               General Counsel, Secretary
                                     and Director
            /S/ J. TIMOTHY MCGINLEY  Director                        July 30, 1998
  J. Timothy McGinley
            /S/ JAMES K. RISK, III   Director                        July 30, 1998
  James K. Risk, III
            /S/ THOMAS J. SALENTINE  Executive Vice President,       July 30, 1998
  Thomas J. Salentine                Chief Financial Officer
                                     and Director (Principal
                                     Accounting and Financial
                                     Officer)
   /S/ K. CLAY SMITH                 Director                        July 30, 1998
  K. Clay Smith
                                     Director
  Carolyn Y. Woo

                         INDEX TO EXHIBITS

                                                 DESCRIPTION OF EXHIBIT
         Exhibit
           NO.
4.1                       (i) Amended and Restated Articles of Incorporation of the
                          Registrant.  (The copy of this Exhibit filed as Exhibit 3-A(i) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended
                          June 30, 1987 is incorporated herein by reference.)
                          (ii) Amendment to Restated Articles of Incorporation increasing number of authorized shares.  (The copy of this Exhibit filed as
                          Exhibit 4(a)(ii) to the Registrant's Registration Statement on Form
                          S-3 (Registration No. 33-45965) is incorporated herein by
                          reference.)
                          (iii) Amendment to Restated Articles of Incorporation establishing terms of Class A Preferred Stock.  (The copy of this Exhibit filed as exhibit number 1 to the Registrant's Quarterly Report on Form 10-
                          Q for the quarter ended June 30, 1992 is incorporated herein by reference.)
                          (iv) Amendment to Restated Articles of Incorporation increasing number of authorized shares.  (The copy of this Exhibit filed as
                          Exhibit 4.1(iv) to the Registrant's Registration Statement on Form
                          S-8 (Registration No. 333-57975) is incorporated herein by reference.)
4.2                       Restated By-Laws of the Registrant, as amended to date.  (The copy of this Exhibit filed as Exhibit 4.2 to the Registrant's
                          Registration Statement on Form S-8 (Registration No. 333-57975) is
                          incorporated herein by reference.)
4.3                       (i)  1993 Stock Option and Incentive Plan of Registrant.  (The copy of this Exhibit filed as Exhibit 10-E to the Registrant's Annual
                          Report on Form 10-K for the year ended December 31, 1992 is incorporated herein by reference.
                          (ii)  First Amendment to the 1993 Stock Option and Incentive Plan of
                          the Registrant.  (The copy of this Exhibit filed as Exhibit 4-C(ii)
                          to the Registrant's Registration Statement on Form S-8 (Registration
                          No. 333-04517) is incorporated herein by reference.)
                          (iii)  Second Amendment to the 1993 Stock Option and Incentive Plan
                          of the Registrant.  (The copy of this Exhibit filed as Exhibit 4-
                          C(iii) to the Registrant's Registration Statement on Form S-8
                          (Registration No. 333-04517) is incorporated herein by reference.)
                          (iv)  Third Amendment to the 1993 Stock Option and Incentive Plan of
                          Registrant.
                          (v)  Fourth Amendment to the 1993 Stock Option and Incentive Plan of
                          Registrant.
5                         Opinion of Baker & Daniels, counsel for Registrant, as to the legality of the securities being registered.
23.1                      Consent of PricewaterhouseCoopers LLP.
23.2                      Consent of Baker & Daniels (included in the Baker & Daniels Opinion filed as Exhibit 5).
24                        Powers of Attorney (included on the Signature Page of the
                          Registration Statement).